                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 _____________



                                    Form 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   June 5, 1996.
                                                 --------------------



                         BIOSOURCE INTERNATIONAL, INC.
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    000-21930               77-0340829
- ----------------------------       ---------------       -------------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)         Identification No.)



                                 820 Flynn Road
                          Camarillo, California 93012
               ----------------------------------------------
                    (Address of principal executive offices)



                                 (805) 987-0086
                      -----------------------------------
                        (Registrant's telephone number)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           (a) On June 5, 1996, Registrant acquired certain assets and selected liabilities of Medgenix Diagnostics, S.A. ("Medgenix"), located in Fleurus, Belgium, related to its in vitro diagnostic business (the "Medgenix Business"). Fleurus is located in the southern part of Belgium, in the Walloon region, approximately 60 miles south of Brussels. There was no prior relationship between Medgenix or any of its officers, directors or affiliates. The Medgenix Assets consist of certain product lines which are similar to those of the Company, customer accounts, laboratory and animal facilities, real property leasehold interests and an existing employee base, all of which are used in the Medgenix Business. The purchase price for the Medgenix Business was $6.9 million, payable in cash. The Registrant funded the purchase price of the Medgenix Business from a portion of the net proceeds of its secondary offering of Common Stock which closed concurrently with the closing of the Medgenix acquisition. In addition, the Registrant agreed to pay a royalty of three percent (3%) for a period of five years on the net sales (as defined in the agreement relating to such royalties) of certain products from the Medgenix Business. The Registrant believes that the acquisition of the Medgenix Business expands and broadens its product lines and provides a European manufacturing capability, access to an additional animal facility and a direct sales force in Europe. The Registrant also believes that the acquisition of the Medgenix Business provides the Company with a number of strategic advantages that will enhance its existing business. The acquisition was accomplished as a purchase of assets (and assumption of certain liabilities) which were acquired by a wholly-owned subsidiary of the Registrant, BioSource Europe, S.A., and was accounted for as a purchase.

           (b) The Registrant intends to continue to operate the Medgenix Business as a wholly-owned subsidiary from its current location in Fleurus, Belgium. All acquired assets, including plant and equipment, will remain intact and continue to be utilized in essentially the same manner as such assets were used by Medgenix.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS

           (a)   Financial Statements of Medgenix Diagnostics, S.A.

           Independent Auditors' Report . . . . . . . . . . . . . . . . .  F-1
           Consolidated Balance Sheet as of October 31, 1995  . . . . . .  F-2
           Consolidated Statements of Operations for the years
             ended October 31, 1994 and 1995  . . . . . . . . . . . . . .  F-3
           Consolidated Statements of Changes in Net Assets for
             the years ended October 31, 1994 and 1995  . . . . . . . . .  F-4
           Consolidated Statements of Cash Flows for the years
             ended October 31, 1994 and 1995  . . . . . . . . . . . . . .  F-5
           Notes to Consolidated Financial Statements . . . . . . . . . .  F-6
           Unaudited Consolidated Balance Sheet as of
             January 31, 1996 . . . . . . . . . . . . . . . . . . . . . .  F-9
           Unaudited Consolidated Statements of Operations for the
             three months ended January 31, 1995 and 1996 . . . . . . . . F-10
           Unaudited Consolidated Statements of Cash Flows for the
             three months ended January 31, 1995 and 1996 . . . . . . . . F-11
           Notes to Consolidated Financial Statements . . . . . . . . . . F-12

           (b)  Pro Forma Financial Information

           Introduction to the Unaudited Pro Forma Condensed
             Consolidated Financial Information . . . . . . . . . . . . . F-15
           Unaudited Pro Forma Condensed Consolidated Balance
             Sheet as of March 31, 1996 . . . . . . . . . . . . . . . . . F-16
           Unaudited Pro Forma Condensed Consolidated Statement
             of Operations for the year ended December 31, 1995 . . . . . F-17
           Unaudited Pro Forma Condensed Consolidated Statement
             of Operations for the three months ended March 31, 1996 . . F-18 Notes to Unaudited Pro Forma Condensed Consolidated
             Financial Statements . . . . . . . . . . . . . . . . . . . . F-19

          (c)   Exhibits

          Exhibit No.               Exhibit
          -----------               -------

             2.1                    Asset Purchase Agreement, dated
                                    April 30, 1996, by and among
                                    Registrant, Nordion International, Inc.
                                    and Medgenix Diagnostics, S.A.*
            23.1                    Consent of KPMG Reviseurs d'Enterprises
          -----------

          * Incorporated by reference from the Company's Registration Statement on Form SB-2 as filed with the Commission on April 10, 1996, as amended.

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
MEDGENIX DIAGNOSTICS, S.A.

     We have audited the accompanying consolidated balance sheet of the in vitro business segment of Medgenix Diagnostics, S.A. and subsidiaries as of October 31, 1995, and the related consolidated statements of operations, changes in net assets and cash flows for the years ended October 31, 1994 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the in vitro business segment of Medgenix Diagnostics, S.A. and subsidiaries as of October 31, 1995 and the results of their operations and their cash flows for each of the years ended October 31, 1994 and 1995 in conformity with generally accepted accounting principles in the United States.

KPMG Reviseurs d'Entreprises

Brussels
May 23, 1996

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1995
                                 (IN THOUSANDS)

                                           ASSETS
Current assets:
  Cash and cash equivalents........................................................  $ 2,006
  Accounts receivable, less allowance for doubtful accounts of $333................    4,407
  Inventories......................................................................    3,115
  Prepaid expenses and other current assets........................................    1,050
                                                                                     -------
          Total current assets.....................................................   10,578
Property and equipment, net........................................................    1,196
Other assets.......................................................................       64
                                                                                     -------
                                                                                     $11,838
                                                                                     =======
                                 LIABILITIES AND NET ASSETS
Current liabilities:
  Notes payable to bank............................................................  $   192
  Accounts payable.................................................................    2,249
  Accrued expenses.................................................................    1,923
  Income taxes payable.............................................................      391
                                                                                     -------
          Total current liabilities................................................    4,755
Commitments and contingencies
Net Assets:
  Financing in vitro business by Medgenix Diagnostics, S.A. .......................   16,050
  Consolidation difference.........................................................   (3,525)
  Loss brought forward since November 1, 1993......................................   (2,666)
  Current year loss................................................................   (2,473)
  Translation differences..........................................................     (303)
                                                                                     -------
          Net Assets...............................................................    7,083
                                                                                     -------
                                                                                     $11,838
                                                                                     =======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED OCTOBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                            1994        1995
                                                                           -------     -------
Revenue..................................................................  $11,575     $11,313
Cost of goods sold.......................................................    4,710       4,405
                                                                           -------     -------
  Gross profit...........................................................    6,865       6,908
Operating expenses:
  Research and development...............................................    1,973       1,655
  Selling and marketing..................................................    4,104       3,532
  General and administrative.............................................    3,353       4,045
                                                                           -------     -------
     Total operating expenses............................................    9,430       9,232
                                                                           -------     -------
     Operating loss......................................................   (2,565)     (2,324)
Other income (expense):
  Interest expense.......................................................     (163)       (189)
  Interest income........................................................      142         140
                                                                           -------     -------
     Total other expense.................................................      (21)        (49)
                                                                           -------     -------
Loss before income taxes.................................................   (2,586)     (2,373)
  Provision for income taxes.............................................       80         100
                                                                           -------     -------
Net loss.................................................................  $(2,666)    $(2,473)
                                                                           =======     =======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
                     YEARS ENDED OCTOBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                        FINANCING IN VITRO
                                            BUSINESS BY
                                             MEDGENIX           ACCUMULATED     CONSOLIDATION     TRANSLATION
                                         DIAGNOSTICS, S.A.        DEFICIT        DIFFERENCE       DIFFERENCE
                                        -------------------     -----------     -------------     -----------
Balance at November 1, 1993...........        $ 9,672             $    --          $(3,525)          $ (58)
Additional financing in vitro.........          3,166
Net loss..............................                             (2,666)
Translation difference................                                                                (212)
                                              -------             -------          -------           -----
Balance at October 31, 1994...........         12,838              (2,666)          (3,525)           (270)
Additional financing in vitro.........          3,212
Net loss..............................                             (2,473)
Translation difference................                                                                 (33)
                                              -------             -------          -------           -----
Balance at October 31, 1995...........        $16,050             $(5,139)         $(3,525)          $(303)
                                              =======             =======          =======           =====

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED OCTOBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                            1994        1995
                                                                           -------     -------
Cash flows from operating activities:
  Net loss...............................................................  $(2,666)    $(2,473)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.......................................      485         509
     Changes in translation differences and consolidation differences....     (383)          9
  Changes in assets and liabilities:
     Accounts receivable.................................................    1,279        (505)
     Inventories.........................................................      613         236
     Prepaid expenses and other assets...................................      409        (134)
     Accounts payable....................................................   (2,188)       (164)
     Accrued expenses....................................................      436        (884)
     Income taxes payable................................................      (13)        164
                                                                           -------     -------
  Net cash used in operating activities..................................   (2,028)     (3,242)
                                                                           -------     -------
Cash flows from investing activities -- purchase of property and
  equipment..............................................................       26        (317)
                                                                           -------     -------
Cash flows from financing activities:
  Repayments to banks....................................................   (1,070)       (115)
  Financing in vitro.....................................................    3,166       3,212
                                                                           -------     -------
  Net cash provided by financing activities..............................    2,096       3,097
                                                                           -------     -------
Net increase (decrease) in cash and cash equivalents.....................       94        (462)
                                                                           -------     -------
Cash and cash equivalents at beginning of year...........................    2,374       2,468
                                                                           -------     -------
Cash and cash equivalents at end of year.................................  $ 2,468     $ 2,006
                                                                           =======     =======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1995

(1) DESCRIPTION OF BUSINESS

     Medgenix Diagnostics, S.A. is a company incorporated under Belgian law with subsidiaries in the United Kingdom, France, Italy, Spain, Switzerland and The Netherlands. Medgenix Diagnostics, S.A. is a wholly owned subsidiary of Nordion Europe, S.A. Its principal activities comprise two business segments: the in vivo and in vitro products.

     The financial statements reflect only the in vitro business segment. This segment is involved in the development, manufacture, marketing and distribution of immunological reagents and test kits used in biomedical research.

(2) BASIS OF PRESENTATION

     The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

     The financial statements have been prepared in the context of the acquisition by BioSource International, Inc. of the in vitro business of Medgenix Diagnostics, S.A.

     The consolidated financial statements include all significant components of the in vitro business. They have been prepared as if the in vitro business had operated as a separate entity during all periods presented.

     The financing of the in vitro segment is presented under the heading "Financing in vitro". No interest charge on this account has been recorded.

     The consolidated financial statements do not include the assets of the in vivo business and of Nordion Europe S.A. However, an allocation of the cost of shared facilities as well as allocated expenses relating to corporate accounting, financial, administrative, marketing and selling services provided by Medgenix Diagnostics, S.A. and Nordion Europe, S.A. to the in vitro business are included in the consolidated statements of operations. Expenses are allocated on the basis of actual usage or using other allocation methods which approximate actual usage. Management believes that the allocation methods are reasonable.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include all the operations and accounts of the in vitro business of Medgenix Diagnostics, S.A. All significant intercompany accounts and transactions have been eliminated.

     The difference between the acquisition cost of the investment in the subsidiary and the net equity as at the date of first consolidation is shown under the heading "Consolidation Differences".

  Foreign Currency Translation

     In consolidating the operations, currency effects are recorded and included in the consolidated financial statements under the heading "Translation Difference".

     The translation difference results from the translation into United States currency of all balance sheet assets and liabilities at the year end rate and the statement of operations at an average rate for the year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments in debt instruments with an original maturity of three months or less.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value) for raw materials and work in process, and at average-cost for finished goods.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from three to ten years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the lease term, whichever is shorter.

  Revenue Recognition

     Revenue and related cost of goods sold are recognized upon shipment of products.

  Research and Development Costs

     Research and development costs and any related subsidies obtained are charged or credited to the Statement of Operations as incurred.

  Income Taxes

     The in vitro business operations are included in the respective local tax returns of Medgenix Diagnostics, S.A. and each of its subsidiaries. The consolidated financial statements include the provision for income taxes for the operating entities that have a net taxable income.

     The Company uses the asset and liability method for accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     The primary temporary difference which would give rise to a deferred tax asset is net operating losses available for offset against future taxable income. As the management of the Company is of the opinion that it is not in a position to confirm that it is more likely than not that the Company will be able to realize the future tax benefit resulting from these losses, a valuation allowance has been recorded for the amount of the related deferred tax asset. Temporary differences which give rise to deferred tax liabilities are immaterial.

     The difference between the expected tax benefit and the tax expense recorded in 1994 and 1995 relates primarily to the provision for income taxes for the operating entities that have a net taxable income which cannot be compensated by the tax losses of the other entities.

     In addition, as the tax losses can only be used by Medgenix Diagnostics, S.A., no allocation between in vivo and in vitro has been made.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INVENTORIES

     Inventories at October 31, 1995 are summarized as follows (in thousands):

        Raw materials.......................................................  $  771
        Work in process.....................................................     782
        Finished goods......................................................   1,562
                                                                              ------
                                                                              $3,115
                                                                              ======

(5) PROPERTY AND EQUIPMENT

     Property and equipment at October 31, 1995 are summarized as follows (in thousands):

        Buildings...........................................................  $   26
        Leasehold improvements..............................................     498
        Machinery and equipment.............................................   2,978
        Furniture and equipment.............................................     405
        Corporate equipment.................................................   1,253
                                                                              ------
                                                                               5,160
        Less accumulated depreciation.......................................   3,964
                                                                              ------
                                                                              $1,196
                                                                              ======

(6) COMMITMENTS AND CONTINGENCIES

     Since 1987, Medgenix Diagnostics, S.A. has received subsidies from the Region Wallone to finance certain of its R&D activities. If a R&D project culminates in a commercial product, the Company will have to reimburse the subsidies received by way of royalties on the related sales. These royalties are recorded and charged to the income statement during the year in which they occur.

     The revenues and costs incurred are summarized as follows (in thousands):

                                                                        1995     1994
                                                                        ----     ----
        Revenues......................................................  $357     $ 43
        Costs.........................................................   307      258

     The cumulative subsidies received to date but not yet reimbursed at October 31, 1995 is summarized as follows (in thousands):

        Subsidies:
             Received.......................................................  $8,511
             Included in accounts receivable................................     444
                                                                              ------
                                                                               8,955
        Royalties:
             Paid...........................................................    (973)
             Accrued........................................................     (82)
                                                                              ------
        Subsidies received but not yet reimbursed...........................  $7,900
                                                                              ======

     At October 31, 1995, the Company had not recorded a liability for these subsidies as it has the option of submitting all related R&D data to Region Wallone in exchange for the subsidies received.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                           CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS

Current Assets:
  Cash and cash equivalents......................................................    $ 2,181
  Accounts receivable, less allowance for doubtful accounts of $324..............      4,194
  Inventories....................................................................      2,958
  Prepaid expenses and other current assets......................................      1,424
                                                                                     -------
          Total current assets...................................................     10,757
Property and equipment, net......................................................      1,120
Other assets.....................................................................         60
                                                                                     -------
                                                                                     $11,937
                                                                                     =======

                           LIABILITIES AND NET ASSETS

Current liabilities:
  Note payable to bank...........................................................    $   184
  Accounts payable...............................................................      2,386
  Accrued expenses...............................................................      1,754
                                                                                     -------
          Total current liabilities..............................................      4,324
Commitments and contingencies:
Net Assets:
  Financing in vitro business by Medgenix Diagnostics, S.A.......................     16,426
  Accumulated deficit............................................................     (5,290)
  Consolidation difference.......................................................     (3,405)
  Translation differences........................................................       (118)
                                                                                     -------
          Net Assets.............................................................      7,613
                                                                                     -------
                                                                                     $11,937
                                                                                     =======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE THREE MONTHS ENDED JANUARY 31
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          1995       1996
                                                                         ------     ------
    Revenue............................................................  $2,708     $2,926
    Cost of sales......................................................   1,013      1,160
                                                                         ------     ------
      Gross Profit.....................................................   1,695      1,766
                                                                         ------     ------
    Operating expenses:
      Research and development.........................................     364        388
      Selling and marketing............................................     852        775
      General and administrative.......................................     936        783
                                                                         ------     ------
              Total operating expenses.................................   2,152      1,946
                                                                         ------     ------
              Operating loss...........................................    (457)      (180)
    Other income (expense):
      Interest expense.................................................     (39)       (14)
      Interest income..................................................      14         50
                                                                         ------     ------
    Loss before income taxes...........................................    (482)      (144)
    Provision for income taxes.........................................      (1)        (7)
                                                                         ------     ------
              Net loss.................................................  $ (483)    $ (151)
                                                                         ======     ======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE THREE MONTHS ENDED JANUARY 31
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                              1995       1996
                                                                             ------     ------
Cash flows from operating activities:
  Net loss.................................................................  $ (483)    $ (151)
     Adjustments to reconcile net loss to net cash used in operating activities...........................................................
     Depreciation and amortization.........................................     113        166
     Changes in translation differences & consolidation differences........      75         --
  Changes in assets and liabilities
     Accounts receivable...................................................     467         63
     Inventories...........................................................     168         51
     Prepaid expenses and other assets.....................................    (124)      (410)
     Accounts payable......................................................     213        213
     Accrued expenses......................................................    (773)      (103)
     Income taxes payable..................................................    (210)      (378)
                                                                             ------     ------
     Net cash used in operating activities.................................    (554)      (549)
Cash flows from investing activities -- purchase of property and
  equipment................................................................     (18)      (128)
Cash flows from financing activities:
  Repayments to bank.......................................................     (63)        (1)
  Financing in-vitro.......................................................     342        921
                                                                             ------     ------
          Net cash provided by financing activities........................     279        920
                                                                             ------     ------
          Net increase (decrease) in cash and cash equivalents.............    (293)       243
Cash and cash equivalents at beginning of period...........................   2,283      1,938
                                                                             ------     ------
Cash and cash equivalents at end of period.................................  $1,990     $2,181
                                                                             ======     ======

          See accompanying notes to consolidated financial statements.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited financial statements as of January 31, 1996 and for the three month periods ended January 31, 1995 and 1996 included herein have been prepared by the in vitro business. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, the in vitro business believes that the disclosures are adequate to prevent the information presented from being misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the in vitro business' annual report for the year ended October 31, 1995.

     The information provided in this report reflects all adjustments that are, in the opinion of management, necessary to present fairly the results of operations for these periods. The results of these periods are not necessarily indicative of the results to be expected for the full year.

(1) DESCRIPTION OF BUSINESS

     Medgenix Diagnostics, S.A. is a company incorporated under Belgian law with subsidiaries in the United Kingdom, France, Italy, Spain, Switzerland and The Netherlands. Medgenix Diagnostics, S.A. is a wholly owned subsidiary of Nordion Europe, S.A. Its principle activities comprise two business segments: the in vivo and in vitro products.

     The financial statements reflect only the in vitro business segment. This segment is involved in the development, manufacture, marketing and distribution of immunological reagents and test kits used in biomedical research.

(2) BASIS OF PRESENTATION

     The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

     The financial statements have been prepared in the context of the acquisition by BioSource International, Inc. of the in vitro business of Medgenix Diagnostics, S.A.

     The consolidated financial statements include all significant components of the in vitro business. They have been prepared as if the in vitro business operated as a separate entity during all periods presented.

     The financing of the in vitro segment is presented under the heading "Financing in vitro." No interest charge on this account has been recorded.

     The consolidated financial statements do not include the assets of the in vivo business and of Nordion Europe, S.A. However, an allocation of the cost of shared facilities as well as allocated expenses relating to corporate accounting, financial, administrative, marketing and selling services provided by Medgenix Diagnostics, S.A. and Nordion Europe, S.A. to the in vitro business are included in the consolidated statements of operations. Expenses are allocated on the basis of actual usage or using other allocation methods which approximate actual usage. Management believes that the allocation methods are reasonable.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include all the operations and accounts of the in vitro business of Medgenix Diagnostics, S.A. All significant intercompany accounts and transactions have been eliminated.

     The difference between the acquisition cost of the investment in the subsidiary and the net equity as at the date of first consolidation is shown under the heading "Consolidation Differences."

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Foreign Currency Translation

     In consolidating the operations, currency effects are recorded and included in the consolidated financial statements under the heading "Translation Difference."

     The translation difference results from the translation into United States currency of all balance sheet assets and liabilities at the year end rate and the statement of operations at an average rate for the year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments in debt instruments with an original maturity of three months or less.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value) for raw materials and work in process, and at average-cost for finished goods.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from three to ten years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives or the lease term, whichever is shorter.

  Revenue Recognition

     Revenue and related cost of goods sold are recognized upon shipment of products.

  Research and Development Costs

     Research and development costs and any related subsidies obtained are charged or credited to the Statement of Operations as incurred.

  Income Taxes

     The in vitro business operations are included in the respective local tax returns of Medgenix Diagnostics, S.A. and each of its subsidiaries. The consolidated financial statements include the provision for income taxes for the operating entities that have a net taxable income.

     The Company uses the asset and liability method for accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     The primary temporary difference which would give rise to a deferred tax asset is net operating losses available for offset against future taxable income. As the management of the Company is of the opinion that it is not in a position to confirm that it is more likely than not that the Company will be able to realize the future tax benefit resulting from these losses, a valuation allowance has been recorded for the amount of the related deferred tax asset. Temporary differences which give rise to deferred tax liabilities are immaterial.

                           MEDGENIX DIAGNOSTICS, S.A.
                              (IN VITRO BUSINESS)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The difference between the expected tax benefit and the tax benefit recorded for the three month periods ended January 31, 1995 and 1996 relates primarily to the provision for income taxes for the operating entities that have a net taxable income which cannot be compensated by the tax losses of the other entities.

     In addition, as the tax losses can only be used by Medgenix Diagnostics, S.A. no allocation between in vivo and in vitro has been made.

                  BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARY

         INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following transactions as if they had occurred as of March 31, 1996 for purposes of the pro forma condensed consolidated balance sheet data and as of the beginning of the period for purposes of the pro forma condensed consolidated statements of operations: (1) the acquisition of certain assets and assumption of certain liabilities of Medgenix Diagnostics, S.A. (Medgenix) which relate to the in vitro business of Medgenix in exchange for cash of $6,868,000 and (2) the issuance of 2,393,000 shares of the Company's Common Stock through a secondary offering at an initial public offering price of $9.25 per share (including the sale of 31,000 shares of Common Stock to be issued by the Company upon exercise of warrants by two of the Selling Stockholders for which the Company will receive net proceeds of $59,750). The principal use of proceeds from this offering is to fund the Medgenix in-vitro business acquisition. Both of these transactions are expected to be consummated in June 1996.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to present the financial position or results of operations of BioSource had the transactions assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements for the year ended December 31, 1995 and for the three months ended March 31, 1996 do not reflect certain cost savings that management believes may be realized as a result of the acquisition. These savings are expected to be realized primarily through the elimination of duplicative corporate overhead expenses, reduced work force and sales and marketing expenses. No assurances can be made as to the amount of cost savings, if any, that actually will be realized.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements included herein and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements of the Company and the related Notes thereto and the Combined Financial Statements of Medgenix and the related Notes thereto included herein.

     BioSource reports its financial information on the basis of a December 31 fiscal year. Medgenix reports its financial information on the basis of an October 31 fiscal year.

                  BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1996

                                               HISTORICAL
                                  ------------------------------------                         PRO FORMA
                                     BIOSOURCE            MEDGENIX          PRO FORMA         CONSOLIDATED
                                  MARCH 31, 1996      JANUARY 31, 1996     ADJUSTMENTS       MARCH 31, 1996
                                  ---------------     ----------------     -----------       --------------
Current assets:
  Cash and cash equivalents.....    $ 1,301,488         $  2,181,000       $19,478,855(a)     $ 13,912,343
                                                                            (6,868,000)(b)
                                                                            (2,181,000)(c)
  Accounts receivable, less
     allowance for doubtful
     accounts...................      1,464,221            4,194,000        (2,324,000)(d)       3,334,221
  Inventories...................      3,384,222            2,958,000                             6,342,222
  Prepaid expenses and other
     current assets.............        373,993            1,424,000          (197,000)(e)       1,600,993
  Deferred income taxes.........         91,000                   --                                91,000
                                    -----------          -----------       -----------         -----------
          Total current
            assets..............      6,614,924           10,757,000         7,908,855          25,280,779
Unallocated excess net book
  value over purchase price.....             --                   --         1,436,000(f)
                                                                               197,000(e)        1,633,000
Property and equipment..........      2,439,013            1,120,000                             3,559,013
Other assets....................        366,455               60,000                               426,455
                                    -----------          -----------       -----------         -----------
                                    $ 9,420,392         $ 11,937,000       $ 9,541,855        $ 30,899,247
                                    ===========          ===========       ===========         ===========
Current liabilities:
  Current maturities of notes
     payable....................    $   665,489         $    184,000                          $    849,489
  Accounts payable..............        831,545            2,386,000        (1,271,000)(d)       1,946,545
  Accrued expenses..............        190,304            1,754,000        (1,053,000)(d)         891,304
  Income taxes payable..........        237,369                   --                               237,369
                                    -----------          -----------       -----------         -----------
          Total current
            liabilities.........      1,924,707            4,324,000        (2,324,000)          3,924,707
Notes payable, less current
  maturities....................        785,289                   --                               785,289
Deferred income taxes...........         65,000                   --                                65,000
Commitments and contingencies:
Stockholders' equity:
  Preferred stock...............             --                   --                                    --
  Common stock..................          5,863                   --             2,393(a)            8,256
  Additional paid-in capital....      9,566,806                   --        19,476,462(a)       29,043,268
  Financing in vitro business by
     Medgenix Diagnostics,
     S.A. ......................             --           16,426,000                                    --
  Consolidation difference......             --           (3,405,000)                                   --
                                                                            (2,181,000)(c)
                                                                            (3,972,000)(f)
                                                                            (6,868,000)(b)
  Accumulated deficit...........     (2,927,273)          (5,290,000)        5,290,000(f)       (2,927,273)
  Translation difference........             --             (118,000)          118,000(f)               --
                                    -----------          -----------       -----------         -----------
          Net stockholders'
            equity..............      6,645,396            7,613,000        11,865,855          26,124,251
                                    -----------          -----------       -----------         -----------
                                    $ 9,420,392         $ 11,937,000       $ 9,541,855        $ 30,899,247
                                    ===========          ===========       ===========         ===========

 See notes to unaudited pro forma condensed consolidated financial statements.

                  BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                                                    HISTORICAL
                                       ------------------------------------
                                           BIOSOURCE           MEDGENIX                          PRO FORMA
                                       -----------------   ----------------                  -----------------
                                          YEAR ENDED          YEAR ENDED       PRO FORMA        YEAR ENDED
                                       DECEMBER 31, 1995   OCTOBER 31, 1995   ADJUSTMENTS    DECEMBER 31, 1995
                                       -----------------   ----------------   ------------   -----------------
Revenue..............................     $ 8,608,447        $ 11,313,000                       $19,921,447
Cost of goods sold...................       2,996,103           4,405,000                         7,401,103
                                           ----------         -----------                       -----------
          Gross profit...............       5,612,344           6,908,000                        12,520,344
                                           ----------         -----------                       -----------
Operating expenses:
  Research and development...........       1,073,733           1,655,000                         2,728,733
  Sales and marketing................       1,289,939           3,532,000                         4,821,939
  General and administrative.........       1,633,649           4,045,000         109,000(g)      5,787,649
                                           ----------         -----------         -------       -----------
          Total operating expenses...       3,997,321           9,232,000         109,000        13,338,321
                                           ----------         -----------         -------       -----------
          Operating income (loss)....       1,615,023          (2,324,000)       (109,000)         (817,977)
Other expenses, net..................          (3,644)            (49,000)                          (52,644)
                                           ----------         -----------         -------       -----------
          Income (loss) before income
            taxes....................       1,611,379          (2,373,000)       (109,000)         (870,621)
Provision for income taxes...........         451,000             100,000                           551,000
                                           ----------         -----------         -------       -----------
          Net income (loss)..........     $ 1,160,379        $ (2,473,000)       (109,000)      $(1,421,621)
                                           ==========         ===========         =======       ===========
Income (loss) per share:
          Net income (loss) per
            share....................     $      0.20                                           $     (0.17)
                                           ==========                                           ===========
Weighted average number of common
  shares outstanding.................       5,945,900                                             8,338,900
                                           ==========                                           ===========

 See notes to unaudited pro forma condensed consolidated financial statements.

                  BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1996

                                                     HISTORICAL
                                          ---------------------------------
                                            BIOSOURCE          MEDGENIX                          PRO FORMA
                                          --------------   ----------------                    --------------
                                           THREE MONTHS      THREE MONTHS                       THREE MONTHS
                                              ENDED             ENDED          PRO FORMA           ENDED
                                          MARCH 31, 1996   JANUARY 31, 1996   ADJUSTMENTS      MARCH 31, 1996
                                          --------------   ----------------   ------------     --------------
Revenue..................................   $2,518,557        $2,926,000                         $5,444,557
Cost of goods sold.......................      849,031         1,160,000                          2,009,031
                                            ----------        ----------                         ----------
          Gross profit...................    1,669,526         1,766,000                          3,435,526
                                            ----------        ----------                         ----------
Operating expenses:
  Research and development...............      244,019           388,000                            632,019
  Sales and marketing....................      323,442           775,000                          1,098,442
  General and administrative.............      373,540           783,000          27,000(g)       1,183,540
                                            ----------        ----------        --------         ----------
          Total operating expenses.......      941,001         1,946,000          27,000          2,914,001
                                            ----------        ----------        --------         ----------
          Operating income (loss)........      728,525          (180,000)        (27,000)           521,525
Other income, net........................       61,416            36,000                             97,416
                                            ----------        ----------        --------         ----------
          Income (loss) before income
            taxes........................      789,941          (144,000)        (27,000)           618,941
Provision for income taxes...............      270,193             7,000                            277,193
                                            ----------        ----------        --------         ----------
          Net income (loss)..............   $  519,748        $ (151,000)       $(27,000)        $  341,748
                                            ==========        ==========        ========         ==========
Income per share:
          Net income per share...........   $     0.09                                           $     0.04
                                            ==========                                           ==========
Weighted average number of common shares
  outstanding............................    5,957,285                                            8,350,285
                                            ==========                                           ==========

 See notes to unaudited pro forma condensed consolidated financial statements.

                  BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 do not give effect to certain cost savings that may be realized as a result of the acquisition. The anticipated savings are based on estimates and assumptions that are inherently uncertain; though considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurances that such savings, if any, will be achieved.

     The adjustments to arrive at the Unaudited Pro Forma Condensed Consolidated Financial Statements are as follows:

     (a) To record the estimated net proceeds received from issuance of 2,393,000 shares of BioSource common stock at an initial public offering price of $9.25 per share (including the sale of 31,000 shares of Common Stock to be issued by the Company upon exercise of warrants by two of the Selling Stockholders for which the Company will receive net proceeds of $59,750) less estimated offering costs.

     (b) To record the estimated cash used to purchase the in vitro business of Medgenix Diagnostics, S.A.

     (c) To record the adjustment for Medgenix cash not acquired by BioSource.

     (d) To record the adjustment for Medgenix receivables not acquired and liabilities not assumed.

     (e) To record the adjustment to reflect the Nordion warrant with a fair value of $197,000 as a component of the purchase price. If the acquisition is not completed, the fair value of the warrant will be charged to operations.

     (f) To record the adjustment to eliminate net stockholders' equity of Medgenix.

     (g) To record the amortization expense related to the unallocated excess net book value over purchase price assuming a useful life of 15 years. The final purchase price allocation has not been completed and accordingly, no portion of the purchase price has been allocated to any potential identifiable intangible assets. If any portion of the purchase price is ultimately allocated to specific intangible assets, including but not limited to non-compete covenants, it is likely that such related amortization would be recognized over a shorter period than the 15 year life assigned to the unallocated purchase price for purposes of these pro forma financial statements.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



July 17, 1996                     BIOSOURCE INTERNATIONAL, INC.


                                  By:  /s/ JAMES H. CHAMBERLAIN
                                     ----------------------------------
                                           James H. Chamberlain
                                           President and
                                           Chief Executive Officer